Exhibit 99.1

Inspire Medical Systems, Inc. Announces Departure of
Chief Financial Officer

MINNEAPOLIS, MN - August 26, 2025 - Inspire Medical Systems, Inc. (NYSE: INSP) (Inspire), a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea, announced today that its Chief Financial Officer, Rick Buchholz, will be stepping down from his current position with the Company, effective December 31, 2025, in order to pursue other professional opportunities. Buchholz will remain employed with the Company in a financial advisory role through February 28, 2026, to ensure a smooth transition.

“Since joining Inspire in 2014, Rick has provided steady leadership and invaluable guidance, leaving a lasting impact on the company,” said Tim Herbert, Chairman and Chief Executive Officer, Inspire Medical Systems. “He played a pivotal role in our journey—from the commercial launch, where revenue grew from $4 million to over $800 million in 2024, through our initial public offering, the challenges of the COVID-19 pandemic, and ultimately to becoming a profitable enterprise. On a personal note, I want to thank Rick for his unwavering dedication and partnership over the years.”

“It has been a great honor to be a part of the Inspire journey,” said Rick Buchholz, Chief Financial Officer. “As I move on to my next endeavors, I am committed to ensuring a smooth transition to help the company find the financial leader for the next phase of growth.”

The Company has an active search to identify its next Chief Financial Officer.

The Company is reaffirming its previously issued guidance for full-year 2025 with revenue guidance of $900 to $910 million, gross margin guidance of 84% to 86% and diluted net income per share guidance of $0.40 to $0.50.

About Inspire Medical Systems

Inspire is a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA, EU MDR, and PDMA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding full year 2025 financial outlook. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, our history of operating losses and dependency on our Inspire therapy for revenues; commercial success and market acceptance of our Inspire therapy; our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire therapy or any future products we may seek to commercialize; competitive companies, technologies and pharmaceuticals in our industry; our involvement in current or future legal disputes or regulatory proceedings; our ability to expand our indications and develop and commercialize additional products and enhancements to our Inspire therapy; future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing; our ability to accurately forecast customer demand for our Inspire therapy and manage our inventory; our dependence on third-party suppliers, contract manufacturers and shipping carriers; consolidation in the healthcare industry; our ability to expand, manage and maintain our direct sales and marketing organization, and to market and sell our Inspire therapy in markets outside of the U.S.; risks associated with international operations; our ability to manage our growth; our ability to hire and retain our senior management and other highly qualified personnel; risk of product liability claims; our ability to address quality issues that may arise with our Inspire therapy; our ability to successfully integrate any acquired business, products, or technologies; changes in global macroeconomic trends; challenges experienced by patients in obtaining prior authorization, our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire therapy; our business model and strategic plans for our products, technologies and business, including our implementation thereof; the impact of glucagon-like peptide 1 class of drugs on demand for our Inspire therapy; risks related to information technology and cybersecurity; our ability to commercialize or obtain regulatory approvals for our Inspire therapy, or the effect of delays in commercializing or obtaining regulatory approvals; and FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally. Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 to be filed with the SEC, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Investor and Media Contact
Ezgi Yagci
Vice President, Investor Relations
ezgiyagci@inspiresleep.com
617-549-2443